EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:

Caitlin Stefanik, caitlin.stefanik@aexp.com, +1.212.640.2921

Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:

Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348

Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS THIRD QUARTER EPS UP 12% TO $1.40

CARD MEMBER SPENDING AND LOANS CONTINUE TO GROW

CREDIT INDICATORS REMAIN STRONG

(Millions, except percentages and per share amounts)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2014	2013		2014	2013
Total Revenues Net of Interest Expense	$8,329	$8,301	—%	$25,185	$24,427	3%
Adjusted Revenues Net of Interest Expense Excluding Business Travel Revenues in Q3 2013[1]		$7,905	5%		$24,031	5%
Net Income	$1,477	$1,366	8%	$4,438	$4,051	10%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders[2]	$1.40	$1.25	12%	$4.17	$3.67	14%
Average Diluted Common Shares Outstanding	1,047	1,081	(3)%	1,057	1,094	(3)%
Return on Average Equity	28.8%	24.3%		28.8%	24.3%

New York – October 15, 2014 - American Express Company (NYSE: AXP) today reported third-quarter net income of $1.5 billion, up 8 percent from $1.4 billion a year ago. Diluted earnings per share was $1.40, up 12 percent from $1.25 a year ago.

Consolidated total revenues net of interest expense was $8.3 billion, in line with a year ago. Last year’s third quarter included revenue from the company’s business travel operations, which were deconsolidated as a result of the previously announced joint venture transaction that closed on June 30, 2014. Excluding business travel revenues from the year-ago period, adjusted revenue rose 5 percent1 (6 percent when further adjusted for foreign currency translations3). The increase primarily reflected higher Card Member spending and higher net interest income.

[1]	Adjusted revenue growth and adjusted expense growth are non-GAAP measures. Management believes these metrics are useful in evaluating the ongoing operating performance of the company. See Appendix V in the selected statistical tables for reconciliations to total revenues net of interest expense and total expenses on a GAAP basis.
[2]	Represents net income less earnings allocated to participating share awards of $11 million and $12 million for the three months ended September 30, 2014 and 2013, respectively, and $35 million and $36 million for the nine months ended September 30, 2014 and 2013, respectively.
[3]	As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2014 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

Consolidated provisions for losses totaled $488 million, up 16 percent from $419 million, reflecting a larger credit reserve release in the year-ago period. Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $5.6 billion, down 5 percent from $5.9 billion last year. The decrease primarily reflected expenses related to business travel operations in the prior year. Excluding those expenses from the year-ago period, adjusted expenses rose 1 percent for the third quarter of 2014.1

The effective tax rate was 34 percent, up from 32 percent from a year ago.

The company’s return on average equity (ROE) was 28.8 percent, up from 24.3 percent a year ago.

“We delivered another solid quarter of financial results,” said Kenneth I. Chenault, chairman and chief executive officer. “Card Member spending was up 9 percent, a modest acceleration from last quarter, and loan balances grew 5 percent. Revenues continued to rise at a steady pace, but the growth rate is still below our long-term target.

“On the cost side of the ledger, operating expense growth remained on track to come in well below our target for the full year and that’s one of the factors that provided the flexibility to invest in both the core business as well as some newer initiatives.

“We developed new partnerships and services with Uber, Apple Pay and McDonald’s that are helping us to capitalize on the convergence of online and offline commerce. At the same time, initiatives like the Amex EveryDay Credit Card and OptBlue are helping to make our brand more welcoming and inclusive as we expand into markets not traditionally served by American Express.

“Over the last couple of years we have delivered solid earnings through a combination of disciplined expense control, a strong balance sheet and targeted investments in growth initiatives. While the economy is stronger, it is not growing as fast or as steadily as most people would like, and those same levers will continue to be an important part of our strategy.

“Our focus will be on delivering earnings growth in an environment that is characterized by rapidly changing technologies, intense competition, regulation and an economy that may continue to grow at only a modest pace.”

Segment Results

U.S. Card Services reported third-quarter net income of $889 million, up 14 percent from $782 million a year ago.

Total revenues net of interest expense increased 6 percent to $4.5 billion, from $4.3 billion a year ago. The increase reflected a 9 percent increase in Card Member spending and a rise in net interest income, driven primarily by 6 percent growth in average Card Member loans.

Provisions for losses totaled $316 million, up 11 percent from $285 million a year ago. The increase reflected a larger reserve release in the prior year.

Total expenses increased 2 percent to $2.8 billion, primarily reflecting higher rewards expenses.

The effective tax rate was 37 percent, down from 38 percent from a year ago.

International Card Services reported third-quarter net income of $142 million, unchanged from a year ago.

Total revenues net of interest expense were $1.4 billion, up 3 percent (5 percent FX adjusted3). The increase primarily reflected higher revenues from the Loyalty Partner business and an increase in Card Member spending, partially offset by a decrease in net interest income.

Provisions for losses increased 2 percent to $98 million from $96 million a year ago.

Total expenses were $1.1 billion, up 4 percent (6 percent FX adjusted3) from a year ago. The increase primarily reflected higher rewards, marketing and operating expenses.4

The effective tax rate was 19 percent compared to 24 percent a year ago.

Global Commercial Services reported net income of $204 million, down 22 percent from $261 million a year ago. The segment previously included results from the company’s business travel operations, which were deconsolidated as a result of the joint venture transaction referred to above. The company’s proportional share of the joint venture’s net income is now reported within Other Revenues. This change impacts growth rates for Global Commercial Services’ net income, revenues and expenses.

[4]	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

Total revenues net of interest expense were $900 million, down 26 percent from $1.2 billion a year ago. Excluding business travel revenue from the year-ago period, adjusted revenues rose 9 percent (10 percent FX adjusted3) primarily reflecting higher Card Member spending.1

Provisions for losses totaled $49 million, up 69 percent from $29 million a year ago. The increase primarily reflected higher net write-offs in the current quarter.

Total expenses were $542 million, down 36 percent from $851 million. Excluding business travel expenses, third quarter adjusted expenses rose 5 percent.1 The increase reflected joint venture transaction-related costs and higher rewards expenses.

The effective tax rate was 34 percent compared to 23 percent from a year ago. The year-ago quarter benefited from the release of a valuation allowance in business travel.

Global Network & Merchant Services reported third-quarter net income of $427 million, up 9 percent from $391 million a year ago.

Total revenues net of interest expense were $1.5 billion, up 5 percent (6 percent FX adjusted3) from $1.4 billion a year ago. The increase reflected higher merchant-related revenues driven by an increase in global Card Member spending.

Total expenses of $756 million were in line with a year ago.

The effective tax rate was unchanged from 36 percent a year ago.

Corporate and Other reported third-quarter net loss of $185 million compared with net loss of $210 million in the year-ago period.

# # #

About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, corporate card and business travel.

The 2014 Third Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss third-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

American Express Company	(Preliminary)
Consolidated Statements of Income
(Millions, except percentages and per share amounts)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Revenues
Non-interest revenues
Discount revenue	$4,915	$4,945	$4,646	$4,869	$4,659	5	$14,506	$13,826	5
Net card fees	680	687	674	673	658	3	2,041	1,958	4
Travel commissions and fees	104	500	423	491	490	(79)	1,027	1,422	(28)
Other commissions and fees	642	624	618	626	610	5	1,884	1,788	5
Other	593	585	501	569	601	(1)	1,679	1,705	(2)

Total non-interest revenues	6,934	7,341	6,862	7,228	7,018	(1)	21,137	20,699	2

Interest income
Interest on loans	1,753	1,696	1,711	1,715	1,698	3	5,160	5,003	3
Interest and dividends on investment securities	45	45	46	48	48	(6)	136	153	(11)
Deposits with banks and other	17	18	19	19	21	(19)	54	67	(19)

Total interest income	1,815	1,759	1,776	1,782	1,767	3	5,350	5,223	2

Interest expense
Deposits	91	91	94	110	111	(18)	276	332	(17)
Long-term debt and other	329	352	345	353	373	(12)	1,026	1,163	(12)

Total interest expense	420	443	439	463	484	(13)	1,302	1,495	(13)

Net interest income	1,395	1,316	1,337	1,319	1,283	9	4,048	3,728	9

Total revenues net of interest expense	8,329	8,657	8,199	8,547	8,301	—	25,185	24,427	3

Provisions for losses
Charge card	196	183	215	174	159	23	594	474	25
Card Member loans	265	282	250	290	248	7	797	825	(3)
Other	27	24	20	15	12	#	71	54	31

Total provisions for losses	488	489	485	479	419	16	1,462	1,353	8

Total revenues net of interest expense after provisions for losses	7,841	8,168	7,714	8,068	7,882	(1)	23,723	23,074	3

Expenses
Marketing and promotion	809	985	613	809	827	(2)	2,407	2,234	8
Card Member rewards	1,695	1,773	1,582	1,717	1,619	5	5,050	4,740	7
Card Member services and other	205	192	222	188	197	4	619	579	7
Salaries and employee benefits	1,290	1,658	1,540	1,489	1,544	(16)	4,488	4,702	(5)
Professional services	731	817	692	830	793	(8)	2,240	2,272	(1)
Occupancy and equipment	432	467	462	510	462	(6)	1,361	1,394	(2)
Communications	91	101	93	97	94	(3)	285	282	1
Other, net	342	(137)	302	448	342	—	507	963	(47)

Total	5,595	5,856	5,506	6,088	5,878	(5)	16,957	17,166	(1)

Pretax income	2,246	2,312	2,208	1,980	2,004	12	6,766	5,908	15
Income tax provision	769	783	776	672	638	21	2,328	1,857	25

Net income	$1,477	$1,529	$1,432	$1,308	$1,366	8	$4,438	$4,051	10

Net income attributable to common shareholders (A)	$1,466	$1,517	$1,420	$1,297	$1,354	8	$4,403	$4,015	10

Effective tax rate	34.2%	33.9%	35.1%	33.9%	31.8%		34.4%	31.4%

Earnings Per Common Share
BASIC
Net income attributable to common shareholders	$1.41	$1.44	$1.34	$1.22	$1.26	12	$4.19	$3.69	14

Average common shares outstanding	1,041	1,052	1,060	1,067	1,074	(3)	1,051	1,087	(3)

DILUTED
Net income attributable to common shareholders	$1.40	$1.43	$1.33	$1.21	$1.25	12	$4.17	$3.67	14

Average common shares outstanding	1,047	1,058	1,067	1,073	1,081	(3)	1,057	1,094	(3)

Cash dividends declared per common share	$0.26	$0.26	$0.23	$0.23	$0.23	13	$0.75	$0.66	14

#	Denotes a variance of more than 100 percent

See Appendix VI for footnote references

American Express Company
Condensed Consolidated Balance Sheets	(Preliminary	)
(Billions, except percentages, per share amounts and where indicated)

	Quarters Ended					% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013
Assets
Cash & cash equivalents	$21	$18	$21	$19	$22	(5)
Accounts receivable	47	49	47	47	46	2
Investment securities	5	5	5	5	5	—
Loans	66	66	63	67	62	6
Other assets	15	14	15	15	15	—

Total assets	$154	$152	$151	$153	$150	3

Liabilities and Shareholders’ Equity
Customer deposits	$43	$42	$43	$42	$42	2
Short-term borrowings	3	3	3	5	3	—
Long-term debt	56	55	54	55	53	6
Other liabilities	32	32	31	32	33	(3)

Total liabilities	134	132	131	134	131	2

Shareholders’ Equity	20	20	20	19	19	5

Total liabilities and shareholders’ equity	$154	$152	$151	$153	$150	3

Selected Statistical Information

	Quarters Ended					% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013
Return on average equity (B)	28.8%	28.8%	28.3%	27.8%	24.3%
Return on average common equity (B)	28.6%	28.5%	28.1%	27.6%	24.1%
Return on average tangible common equity (B)	35.6%	35.8%	35.4%	34.9%	30.6%
Common shares outstanding (millions)	1,035	1,046	1,059	1,064	1,071	(3)
Book value per common share (dollars)	$19.54	$19.32	$18.87	$18.32	$17.94	9
Shareholders’ equity	$20.2	$20.2	$20.0	$19.5	$19.2	5

See Appendix VI for footnote references

American Express Company
Financial Summary	(Preliminary	)
(Millions)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Total revenues net of interest expense
U.S. Card Services	$4,527	$4,477	$4,290	$4,388	$4,286	6	$13,294	$12,607	5
International Card Services	1,394	1,391	1,352	1,429	1,356	3	4,137	3,972	4
Global Commercial Services	900	1,269	1,194	1,238	1,221	(26)	3,363	3,615	(7)
Global Network & Merchant Services	1,450	1,455	1,365	1,447	1,379	5	4,270	4,066	5

	8,271	8,592	8,201	8,502	8,242	—	25,064	24,260	3
Corporate & Other	58	65	(2)	45	59	(2)	121	167	(28)

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,329	$8,657	$8,199	$8,547	$8,301	—	$25,185	$24,427	3

Pretax income (loss)
U.S. Card Services	$1,411	$1,200	$1,406	$1,292	$1,257	12	$4,017	$3,702	9
International Card Services	176	69	203	108	186	(5)	448	535	(16)
Global Commercial Services	309	865	285	287	341	(9)	1,459	957	52
Global Network & Merchant Services	670	578	702	632	608	10	1,950	1,837	6

	2,566	2,712	2,596	2,319	2,392	7	7,874	7,031	12
Corporate & Other	(320)	(400)	(388)	(339)	(388)	(18)	(1,108)	(1,123)	(1)

PRETAX INCOME	$2,246	$2,312	$2,208	$1,980	$2,004	12	$6,766	$5,908	15

Net income (loss)
U.S. Card Services	$889	$770	$876	$864	$782	14	$2,535	$2,329	9
International Card Services	142	77	159	103	142	—	378	528	(28)
Global Commercial Services	204	561	184	182	261	(22)	949	678	40
Global Network & Merchant Services	427	373	443	399	391	9	1,243	1,176	6

	1,662	1,781	1,662	1,548	1,576	5	5,105	4,711	8
Corporate & Other	(185)	(252)	(230)	(240)	(210)	(12)	(667)	(660)	1

NET INCOME	$1,477	$1,529	$1,432	$1,308	$1,366	8	$4,438	$4,051	10

See Appendix VI for footnote references

American Express Company	(Preliminary)
Selected Statistical Information (continued)
(Billions, except percentages and where indicated)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Card billed business (C):
United States	$173.0	$173.4	$159.2	$169.1	$158.2	9	$505.6	$467.9	8
Outside the United States	85.1	84.7	78.9	84.9	78.0	9	248.7	230.5	8

Total	$258.1	$258.1	$238.1	$254.0	$236.2	9	$754.3	$698.4	8

Total cards-in-force (D) (millions):
United States	54.5	54.1	53.5	53.1	52.8	3	54.5	52.8	3
Outside the United States	56.6	55.8	54.7	54.1	52.6	8	56.6	52.6	8

Total	111.1	109.9	108.2	107.2	105.4	5	111.1	105.4	5

Basic cards-in-force (D) (millions):
United States	42.2	42.0	41.5	41.1	40.9	3	42.2	40.9	3
Outside the United States	46.3	45.6	44.6	44.0	42.6	9	46.3	42.6	9

Total	88.5	87.6	86.1	85.1	83.5	6	88.5	83.5	6

Average discount rate (E)	2.49%	2.48%	2.52%	2.48%	2.52%		2.49%	2.52%
Average basic Card Member spending (dollars) (F)	$4,223	$4,288	$3,991	$4,292	$4,037	5	$12,504	$12,040	4
Average fee per card (dollars) (F)	$40	$41	$40	$41	$40	—	$41	$40	3
Average fee per card adjusted (dollars) (F)	$45	$45	$45	$44	$44	2	$45	$44	2

Worldwide Card Member receivables:
Total receivables	$45.1	$45.3	$44.7	$44.2	$43.5	4	$45.1	$43.5	4
Loss reserves (millions):
Beginning balance	$413	$414	$386	$396	$386	7	$386	$428	(10)
Provisions (G)	196	183	215	174	159	23	594	474	25
Net write-offs (H)	(168)	(182)	(177)	(162)	(149)	13	(527)	(507)	4
Other (I)	(9)	(2)	(10)	(22)	—	—	(21)	1	#

Ending balance	$432	$413	$414	$386	$396	9	$432	$396	9

% of receivables	1.0%	0.9%	0.9%	0.9%	0.9%		1.0%	0.9%
Net write-off rate (principal only) - USCS/ICS (J)	1.6%	1.8%	1.9%	(L )	(L )		1.8%	(L )
Net write-off rate (principal and fees) - USCS/ICS (J)	1.8%	2.0%	2.1%	(L )	(L )		2.0%	(L )
30 days past due as a % of total - USCS/ICS	1.6%	1.5%	1.7%	(L )	(L )		1.6%	(L )
Net loss ratio (as a % of charge volume) - GCS	0.09%	0.09%	0.09%	0.08%	0.06%		0.09%	0.07%
90 days past billing as a % of total - GCS	0.8%	0.7%	0.7%	0.9%	0.8%		0.8%	0.8%

Worldwide Card Member loans:
Total loans	$66.1	$66.3	$64.0	$67.2	$63.0	5	$66.1	$63.0	5
Loss reserves (millions):
Beginning balance	$1,170	$1,191	$1,261	$1,281	$1,342	(13)	$1,261	$1,471	(14)
Provisions (G)	265	282	250	290	248	7	797	825	(3)
Net write-offs - principal (H)	(245)	(267)	(274)	(253)	(275)	(11)	(786)	(888)	(11)
Net write-offs - interest and fees (H)	(40)	(42)	(42)	(37)	(36)	11	(124)	(113)	10
Other (I)	(4)	6	(4)	(20)	2	#	(2)	(14)	(86)

Ending balance	$1,146	$1,170	$1,191	$1,261	$1,281	(11)	$1,146	$1,281	(11)

Ending reserves - principal	$1,093	$1,114	$1,135	$1,212	$1,234	(11)	$1,093	$1,234	(11)
Ending reserves - interest and fees	$53	$56	$56	$49	$47	13	$53	$47	13
% of loans	1.7%	1.8%	1.9%	1.9%	2.0%		1.7%	2.0%
% of past due	165%	171%	159%	169%	179%		165%	179%
Average loans	$66.4	$65.2	$64.5	$64.4	$63.0	5	$65.4	$62.8	4
Net write-off rate (principal only) (J)	1.5%	1.6%	1.7%	1.6%	1.7%		1.6%	1.9%
Net write-off rate (principal, interest and fees) (J)	1.7%	1.9%	2.0%	1.8%	2.0%		1.9%	2.1%
30 days past due loans as a % of total	1.1%	1.0%	1.2%	1.1%	1.1%		1.1%	1.1%
Net interest income divided by average loans (K)	8.5%	8.1%	8.4%	8.1%	8.1%		8.1%	7.9%
Net interest yield on Card Member loans (K)	9.3%	9.2%	9.5%	9.3%	9.4%		9.3%	9.3%

#	Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

U.S. Card Services	(Preliminary	)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Revenues
Discount revenue, net card fees and other	$3,214	$3,222	$3,017	$3,132	$3,050	5	$9,453	$8,991	5
Interest income	1,465	1,408	1,423	1,417	1,408	4	4,296	4,148	4
Interest expense	152	153	150	161	172	(12)	455	532	(14)

Net interest income	1,313	1,255	1,273	1,256	1,236	6	3,841	3,616	6

Total revenues net of interest expense	4,527	4,477	4,290	4,388	4,286	6	13,294	12,607	5

Provisions for losses	316	339	342	319	285	11	997	931	7

Total revenues net of interest expense after provisions for losses	4,211	4,138	3,948	4,069	4,001	5	12,297	11,676	5

Expenses
Marketing, promotion, rewards, Card Member services and other	1,790	1,865	1,582	1,789	1,756	2	5,237	5,036	4
Salaries and employee benefits and other operating expenses	1,010	1,073	960	988	988	2	3,043	2,938	4

Total	2,800	2,938	2,542	2,777	2,744	2	8,280	7,974	4

Pretax segment income	1,411	1,200	1,406	1,292	1,257	12	4,017	3,702	9
Income tax provision	522	430	530	428	475	10	1,482	1,373	8

Segment income	$889	$770	$876	$864	$782	14	$2,535	$2,329	9

Effective tax rate	37.0%	35.8%	37.7%	33.1%	37.8%		36.9%	37.1%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$136.2	$136.5	$124.3	$134.1	$124.6	9	$397.0	$366.9	8
Total cards-in-force (millions)	45.2	44.7	44.1	43.7	43.4	4	45.2	43.4	4
Basic cards-in-force (millions)	33.7	33.3	32.8	32.5	32.2	5	33.7	32.2	5
Average basic Card Member spending (dollars)	$4,069	$4,133	$3,805	$4,138	$3,882	5	$12,008	$11,547	4

U.S. Consumer Travel:
Travel sales (millions)	$956	$1,027	$974	$865	$900	6	$2,957	$3,102	(5)
Travel commissions and fees/sales	7.4%	7.4%	6.5%	7.4%	7.9%		7.1%	7.0%

Total segment assets	$103.3	$101.1	$98.9	$103.5	$95.2	9	$103.3	$95.2	9
Segment capital (M)	$9.9	$9.9	$9.7	$9.3	$9.1	9	$9.9	$9.1	9
Return on average segment capital (N)	35.5%	35.3%	35.6%	35.6%	30.8%		35.5%	30.8%
Return on average tangible segment capital (N)	36.6%	36.5%	36.9%	37.0%	32.0%		36.6%	32.0%

Card Member receivables:
Total receivables	$21.3	$21.2	$20.7	$21.8	$20.3	5	$21.3	$20.3	5
30 days past due as a % of total	1.6%	1.5%	1.8%	1.6%	1.7%		1.6%	1.7%
Average receivables	$21.4	$21.3	$20.6	$21.2	$20.5	4	$21.1	$20.3	4
Net write-off rate (principal only) (J)	1.5%	1.8%	1.8%	1.5%	1.4%		1.7%	1.8%
Net write-off rate (principal and fees) (J)	1.7%	2.0%	2.0%	1.7%	1.6%		1.9%	1.9%

Card Member loans:
Total loans	$58.0	$57.7	$55.8	$58.4	$54.5	6	$58.0	$54.5	6
30 days past due loans as a % of total	1.0%	0.9%	1.1%	1.1%	1.1%		1.0%	1.1%
Average loans	$58.0	$56.8	$56.1	$55.8	$54.7	6	$57.0	$54.2	5
Net write-off rate (principal only) (J)	1.4%	1.6%	1.7%	1.5%	1.7%		1.6%	1.9%
Net write-off rate (principal, interest and fees) (J)	1.6%	1.8%	1.9%	1.7%	1.9%		1.8%	2.1%
Net interest income divided by average loans (O)	9.1%	8.9%	9.2%	8.9%	9.0%		9.0%	8.9%
Net interest yield on Card Member loans (O)	9.2%	9.1%	9.4%	9.2%	9.3%		9.3%	9.2%

See Appendix VI for footnote references

International Card Services	(Preliminary	)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Revenues
Discount revenue, net card fees and other	$1,206	$1,208	$1,157	$1,229	$1,161	4	$3,571	$3,415	5
Interest income	273	275	277	288	281	(3)	825	830	(1)
Interest expense	85	92	82	88	86	(1)	259	273	(5)

Net interest income	188	183	195	200	195	(4)	566	557	2

Total revenues net of interest expense	1,394	1,391	1,352	1,429	1,356	3	4,137	3,972	4

Provisions for losses	98	90	87	110	96	2	275	278	(1)

Total revenues net of interest expense after provisions for losses	1,296	1,301	1,265	1,319	1,260	3	3,862	3,694	5

Expenses
Marketing, promotion, rewards, Card Member services and other	532	577	496	585	498	7	1,605	1,428	12
Salaries and employee benefits and other operating expenses	588	655	566	626	576	2	1,809	1,731	5

Total	1,120	1,232	1,062	1,211	1,074	4	3,414	3,159	8

Pretax segment income	176	69	203	108	186	(5)	448	535	(16)
Income tax provision/(benefit)	34	(8)	44	5	44	(23)	70	7	#

Segment income	$142	$77	$159	$103	$142	—	$378	$528	(28)

Effective tax rate	19.3%	(11.6)%	21.7%	4.6%	23.7%		15.6%	1.3%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$33.9	$34.1	$31.9	$35.5	$32.5	4	$99.9	$96.2	4
Total cards-in-force (millions)	15.8	15.7	15.7	15.7	15.5	2	15.8	15.5	2
Basic cards-in-force (millions)	10.9	10.9	10.9	10.7	10.6	3	10.9	10.6	3
Average basic Card Member spending (dollars)	$3,100	$3,137	$2,942	$3,336	$3,076	1	$9,185	$9,094	1

International Consumer Travel:
Travel sales (millions)	$362	$354	$353	$367	$359	1	$1,069	$1,053	2
Travel commissions and fees/sales	6.9%	6.8%	6.2%	7.1%	7.0%		6.6%	6.8%

Total segment assets	$31.1	$31.6	$30.4	$31.1	$30.4	2	$31.1	$30.4	2
Segment capital (M)	$3.0	$3.0	$3.0	$3.1	$3.1	(3)	$3.0	$3.1	(3)
Return on average segment capital (N)	15.8%	15.7%	20.0%	20.9%	20.8%		15.8%	20.8%
Return on average tangible segment capital (N)	28.9%	28.8%	36.8%	38.8%	39.1%		28.9%	39.1%

Card Member receivables:
Total receivables	$7.3	$7.5	$7.2	$7.8	$7.2	1	$7.3	$7.2	1
30 days past billing as a % of total	1.4%	1.3%	1.4%	(L )	(L )		1.4%	(L )
Net write-off rate (principal only) (J)	1.9%	1.9%	2.2%	(L )	(L )		2.0%	(L )
Net write-off rate (principal and fees) (J)	2.1%	2.0%	2.3%	(L )	(L )		2.1%	(L )
90 days past billing as a % of total	(L )	(L )	(L )	1.1%	1.1%		(L )	1.1%
Net loss ratio (as a % of charge volume)	(L )	(L )	(L )	0.19%	0.21%		(L )	0.20%

Card Member loans:
Total loans	$8.0	$8.6	$8.2	$8.8	$8.4	(5)	$8.0	$8.4	(5)
30 days past due loans as a % of total	1.6%	1.6%	1.7%	1.4%	1.5%		1.6%	1.5%
Average loans	$8.3	$8.3	$8.3	$8.5	$8.3	—	$8.3	$8.5	(2)
Net write-off rate (principal only) (J)	1.9%	2.0%	2.0%	1.8%	1.9%		2.0%	1.9%
Net write-off rate (principal, interest and fees) (J)	2.4%	2.4%	2.4%	2.2%	2.4%		2.4%	2.3%
Net interest income divided by average loans (O)	9.1%	8.8%	9.5%	9.3%	9.3%		9.1%	8.7%
Net interest yield on Card Member loans (O)	9.9%	9.6%	10.1%	10.0%	10.4%		9.9%	9.8%

#	Denotes a variance of more than 100 percent

See Appendix VI for footnote references

Global Commercial Services	(Preliminary	)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Revenues
Discount revenue, net card fees and other	$957	$1,332	$1,249	$1,298	$1,277	(25)	$3,538	$3,787	(7)
Interest income	4	3	4	4	3	33	11	9	22
Interest expense	61	66	59	64	59	3	186	181	3

Net interest expense	(57)	(63)	(55)	(60)	(56)	2	(175)	(172)	2

Total revenues net of interest expense	900	1,269	1,194	1,238	1,221	(26)	3,363	3,615	(7)

Provisions for losses	49	43	38	36	29	69	130	93	40

Total revenues net of interest expense after provisions for losses	851	1,226	1,156	1,202	1,192	(29)	3,233	3,522	(8)

Expenses
Marketing, promotion, rewards, Card Member services and other	161	177	166	162	148	9	504	442	14
Salaries and employee benefits and other operating expenses	381	184	705	753	703	(46)	1,270	2,123	(40)

Total	542	361	871	915	851	(36)	1,774	2,565	(31)

Pretax segment income	309	865	285	287	341	(9)	1,459	957	52
Income tax provision	105	304	101	105	80	31	510	279	83

Segment income	$204	$561	$184	$182	$261	(22)	$949	$678	40

Effective tax rate	34.0%	35.1%	35.4%	36.6%	23.5%		35.0%	29.2%
Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$46.5	$47.6	$45.5	$45.0	$43.2	8	$139.6	$130.4	7
Total cards-in-force (millions)	6.9	7.0	7.1	7.1	7.1	(3)	6.9	7.1	(3)
Basic cards-in-force (millions)	6.9	7.0	7.1	7.1	7.1	(3)	6.9	7.1	(3)
Average basic Card Member spending (dollars)	$6,691	$6,781	$6,429	$6,361	$6,139	9	$19,905	$18,564	7

Global Corporate Travel:
Travel sales (millions)	$80	$4,882	$4,698	$4,793	$4,469	(98)	$9,660	$14,076	(31)
Travel commissions and fees/sales	10.0%	8.2%	7.2%	8.3%	8.8%		7.7%	8.0%

Total segment assets	$20.6	$20.8	$21.6	$19.2	$20.5	—	$20.6	$20.5	—
Segment capital (M)	$3.8	$3.8	$3.8	$3.7	$3.6	6	$3.8	$3.6	6
Return on average segment capital (N)	30.3%	32.0%	23.2%	23.6%	20.4%		30.3%	20.4%
Return on average tangible segment capital (N)	56.0%	60.3%	44.4%	45.8%	39.9%		56.0%	39.9%

Card Member receivables:
Total receivables	$16.4	$16.5	$16.6	$14.4	$15.9	3	$16.4	$15.9	3
90 days past billing as a % of total	0.8%	0.7%	0.7%	0.9%	0.8%		0.8%	0.8%
Net loss ratio (as a % of charge volume)	0.09%	0.09%	0.09%	0.08%	0.06%		0.09%	0.07%

See Appendix VI for footnote references

(Preliminary)

Global Network & Merchant Services

Selected Income Statement Data

(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30,		Sep 30, 2014 vs. Sep 30, 2013
							2014	2013
Revenues
Discount revenue, fees and other	$1,368	$1,366	$1,293	$1,373	$1,309	5	$4,027	$3,856	4
Interest income	14	11	10	9	8	75	35	23	52
Interest expense	(68)	(78)	(62)	(65)	(62)	10	(208)	(187)	11

Net interest income	82	89	72	74	70	17	243	210	16

Total revenues net of interest expense	1,450	1,455	1,365	1,447	1,379	5	4,270	4,066	5

Provisions for losses	24	18	16	14	13	85	58	53	9

Total revenues net of interest expense after provisions for losses	1,426	1,437	1,349	1,433	1,366	4	4,212	4,013	5

Expenses
Marketing, promotion, rewards, Card Member services and other	201	277	156	158	200	1	634	546	16
Salaries and employee benefits and other operating expenses	555	582	491	643	558	(1)	1,628	1,630	—

Total	756	859	647	801	758	—	2,262	2,176	4

Pretax segment income	670	578	702	632	608	10	1,950	1,837	6
Income tax provision	243	205	259	233	217	12	707	661	7

Segment income	$427	$373	$443	$399	$391	9	$1,243	$1,176	6

Effective tax rate	36.3%	35.5%	36.9%	36.9%	35.7%		36.3%	36.0%

Selected Statistical Information
(Billions, except percentages and where indicated)
Global Card billed business (P)	$258.1	$258.1	$238.1	$254.0	$236.2	9	$754.3	$698.4	8

Global Network & Merchant Services:
Total segment assets	$18.2	$18.7	$18.3	$17.1	$17.8	2	$18.2	$17.8	2
Segment capital (M)	$2.0	$2.0	$1.9	$2.0	$2.0	(3)	$2.0	$2.0	(3)
Return on average segment capital (N)	82.6%	79.4%	81.2%	76.8%	73.4%		82.6%	73.4%
Return on average tangible segment capital (N)	91.3%	87.8%	89.7%	84.9%	81.1%		91.3%	81.1%

Global Network Services:
Card billed business	$41.6	$40.1	$36.6	$39.3	$35.9	16	$118.2	$104.9	13
Total cards-in-force (millions)	43.2	42.5	41.3	40.7	39.4	10	43.2	39.4	10

See Appendix VI for footnote references

American Express Company	(Preliminary	)
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I
(Millions, except percentages)

	For the Twelve Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
ROE
Net income	$5,746	$5,635	$5,511	$5,359	$4,688
Average shareholders’ equity	$19,948	$19,591	$19,442	$19,254	$19,289
Return on average equity (Q)	28.8%	28.8%	28.3%	27.8%	24.3%

Reconciliation of ROCE and ROTCE
Net income	$5,746	$5,635	$5,511	$5,359	$4,688
Earnings allocated to participating share awards and other	46	47	48	47	43

Net income attributable to common shareholders	$5,700	$5,588	$5,463	$5,312	$4,645

Average shareholders’ equity	$19,948	$19,591	$19,442	$19,254	$19,289

Average common shareholders’ equity	$19,948	$19,591	$19,442	$19,254	$19,289

Average goodwill and other intangibles	3,941	3,994	4,012	4,055	4,091

Average tangible common shareholders’ equity	$16,007	$15,597	$15,430	$15,199	$15,198

Return on average common equity (Q)	28.6%	28.5%	28.1%	27.6%	24.1%
Return on average tangible common equity (R)	35.6%	35.8%	35.4%	34.9%	30.6%

See Appendix VI for footnote references

American Express Company	(Preliminary	)

Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)

Appendix II

(Millions, except percentages)

	For the Twelve Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
U.S. Card Services
Segment income	$3,399	$3,292	$3,265	$3,193	$2,752
Average segment capital	$9,580	$9,337	$9,180	$8,974	$8,940
Average goodwill and other intangibles	299	311	323	334	345

Average tangible segment capital	$9,281	$9,026	$8,857	$8,640	$8,595

Return on average segment capital (S)	35.5%	35.3%	35.6%	35.6%	30.8%
Return on average tangible segment capital (S)	36.6%	36.5%	36.9%	37.0%	32.0%

International Card Services
Segment income	$481	$481	$612	$631	$623
Average segment capital	$3,043	$3,063	$3,053	$3,024	$2,990
Average goodwill and other intangibles	1,376	1,394	1,389	1,396	1,398

Average tangible segment capital	$1,667	$1,669	$1,664	$1,628	$1,592

Return on average segment capital (S)	15.8%	15.7%	20.0%	20.9%	20.8%
Return on average tangible segment capital (S)	28.9%	28.8%	36.8%	38.8%	39.1%

Global Commercial Services
Segment income	$1,131	$1,188	$853	$860	$743
Average segment capital	$3,736	$3,707	$3,679	$3,647	$3,637
Average goodwill and other intangibles	1,715	1,736	1,759	1,768	1,775

Average tangible segment capital	$2,021	$1,971	$1,920	$1,879	$1,862

Return on average segment capital (S)	30.3%	32.0%	23.2%	23.6%	20.4%
Return on average tangible segment capital (S)	56.0%	60.3%	44.4%	45.8%	39.9%

Global Network & Merchant Services
Segment income	$1,642	$1,606	$1,645	$1,575	$1,530
Average segment capital	$1,989	$2,022	$2,026	$2,050	$2,084
Average goodwill and other intangibles	190	192	193	195	197

Average tangible segment capital	$1,799	$1,830	$1,833	$1,855	$1,887

Return on average segment capital (S)	82.6%	79.4%	81.2%	76.8%	73.4%
Return on average tangible segment capital (S)	91.3%	87.8%	89.7%	84.9%	81.1%

See Appendix VI for footnote references

American Express Company	(Preliminary	)

Net Interest Yield on Card Member Loans

Appendix III

(Millions, except percentages and where indicated)

	Quarters Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
Net interest income	$1,395	$1,316	$1,337	$1,319	$1,283
Exclude:
Interest expense not attributable to the Company’s Card Member loan portfolio	$247	$259	$263	$279	$296
Interest income not attributable to the Company’s Card Member loan portfolio	$(90)	$(89)	$(88)	$(91)	$(87)

Adjusted net interest income (T)	$1,552	$1,486	$1,512	$1,507	$1,492

Average loans (billions)	$66.4	$65.2	$64.5	$64.4	$63.0
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)

Adjusted average loans (billions) (U)	$66.2	$65.0	$64.3	$64.2	$62.8

Net interest income divided by average loans (V)	8.5%	8.1%	8.4%	8.1%	8.1%
Net interest yield on Card Member loans (W)	9.3%	9.2%	9.5%	9.3%	9.4%

See Appendix VI for footnote references

U.S. Card Services and International Card Services	(Preliminary	)
Net Interest Yield on Card Member Loans
Appendix IV
(Millions, except percentages and where indicated)

	Quarters Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
USCS:
Net interest income	$1,313	$1,255	$1,273	$1,256	$1,236
Exclude:
Interest expense not attributable to the Company’s Card Member loan portfolio	$39	$40	$39	$43	$45
Interest income not attributable to the Company’s Card Member loan portfolio	$(3)	$(3)	$(3)	$(2)	$(3)

Adjusted net interest income (T)	$1,349	$1,292	$1,309	$1,297	$1,278
Average loans (billions)	$58.0	$56.8	$56.1	$55.8	$54.7
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans (billions)	$—	$—	$0.1	$—	$—

Adjusted average loans (billions) (U)	$58.0	$56.8	$56.2	$55.8	$54.7
Net interest income divided by average loans (V)	9.1%	8.9%	9.2%	8.9%	9.0%
Net interest yield on Card Member loans (W)	9.2%	9.1%	9.4%	9.2%	9.3%
ICS:
Net interest income	$188	$183	$195	$200	$195
Exclude:
Interest expense not attributable to the Company’s Card Member loan portfolio	$24	$21	$18	$21	$23
Interest income not attributable to the Company’s Card Member loan portfolio	$(10)	$(10)	$(10)	$(11)	$(6)

Adjusted net interest income (T)	$202	$194	$203	$210	$212
Average loans (billions)	$8.3	$8.3	$8.3	$8.5	$8.3
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)

Adjusted average loans (billions) (U)	$8.1	$8.1	$8.1	$8.3	$8.1
Net interest income divided by average loans (V)	9.1%	8.8%	9.5%	9.3%	9.3%
Net interest yield on Card Member loans (W)	9.9%	9.6%	10.1%	10.0%	10.4%

See Appendix VI for footnote references

(Preliminary)

American Express Company

Revenue and Expense Reconciliation

Appendix V

(Millions)	Quarters Ended		% Change	Nine Months Ended		% Change
	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014 vs. Sep 30, 2013
Consolidated:
Reported total revenues net of interest expense	$8,329	$8,301	—	$25,185	$24,427	3
Global Business Travel (“GBT”) revenues net of interest expense		396			396

Adjusted total revenues net of interest expense	8,329	7,905	5	25,185	24,031	5

FX and GBT adjusted total revenues net of interest expense (X)		7,857	6		23,871	6
Reported total expenses	5,595	5,878	(5)	16,957	17,166	(1)
GBT expenses		336			336

Adjusted total expenses	5,595	5,542	1	16,957	16,830	1

FX and GBT adjusted total expenses (X)		5,525	1		16,763	1

Global Commercial Services:
Reported total revenues net of interest expense	900	1,221	(26)	3,363	3,615	(7)
GBT revenues net of interest expense		396			396

Adjusted total revenues net of interest expense	900	825	9	3,363	3,219	4

FX and GBT adjusted total revenues net of interest expense (X)		818	10		3,205	5
Reported total expenses	542	851	(36)	1,774	2,565	(31)
GBT expenses		336			336

Adjusted total expenses	$542	$515	5	$1,774	$2,229	(20)

FX and GBT adjusted total expenses (X)		514	5		2,225	(20)

Note: Represents operating performance of Global Business Travel as reported in Q3’13. Does not include other Global Business Travel-related items, including equity earnings from the joint venture and impacts related to a transition services agreement that will phase out over time.

See Appendix VI for footnote references

Appendix VI	(Preliminary	)

All information in the preceding tables is presented in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(A)	Represents net income, less earnings allocated to participating share awards of $11 million for the quarter ended September 30, 2014, $12 million for the quarter ended June 30, 2014, $12 million for the quarter ended March 31, 2014, $11 million for the quarter ended December 31, 2013, and $12 million for the quarter ended September 30, 2013.
(B)	Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.
(C)	Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business. Card billed business is reflected in the United States or outside the United States based on where the issuer is located.
(D)	Total cards-in-force represents the number of cards that are issued and outstanding. Proprietary basic consumer cards-in-force includes basic cards issued to the primary account owner and does not include additional supplemental cards issued on that account. Proprietary basic small business and corporate cards-in-force include basic and supplemental cards issued to employee Card Members. Non-proprietary cards-in-force includes all cards that are issued and outstanding under network partnership agreements, except for retail co-brand Card Member accounts that have no out-of-store spend activity during the prior 12 month period.
(E)	This calculation is designed to reflect pricing at merchants accepting general purpose American Express cards. It represents the percentage of billed business (both proprietary and Global Network Services) retained by the Company from merchants it acquires, prior to payments to third parties unrelated to merchant acceptance.
(F)	Average basic Card Member spending and average fee per card are computed from proprietary card activities only. Average fee per card is computed based on net card fees, including the amortization of deferred direct acquisition costs divided by average worldwide proprietary cards-in-force. The adjusted average fee per card, which is a non-GAAP measure, is computed in the same manner, but excludes amortization of deferred direct acquisition costs. The amount of amortization excluded for these periods was $77 million for the quarter ended September 30, 2014, $77 million for the quarter ended June 30, 2014, $73 million for the quarter ended March 31, 2014, $64 million for the quarter ended December 31, 2013, and $67 million for the quarter ended September 30, 2013. The Company presents adjusted average fee per card because the Company believes this metric presents a useful indicator of card fee pricing across a range of its proprietary card products.
(G)	Provisions for principal (resulting from authorized transactions) and fee reserve components.
(H)	Consists of principal (resulting from authorized transactions), interest and/or fees, less recoveries.
(I)	Beginning in first quarter 2014, reserves related for card-related fraud losses are reflected in Other liabilities. All periods include foreign currency translation adjustments and other items.
(J)	The Company presents a net write-off rate based on principal losses only (i.e., excluding interest and/or fees) to be consistent with industry convention. In addition, because the Company’s practice is to include uncollectible interest and/or fees as part of its total provision for losses, a net write-off rate including principal, interest and/or fees is also presented.
(K)	See Appendix III for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company’s rationale for presenting net interest yield on Card Member loans.
(L)	Historically, net loss ratio as a % of charge volume and 90 days past billings as a % of receivables were presented for ICS and GCS. As a result of system enhancements, beginning in first quarter 2014, 30 days past due as a % of total, net write-off rate (principal only) and net write-off rate (principal and fees) will be presented for ICS.
(M)	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements.
(N)	Refer to Appendix II for components of return on average segment capital and return on average tangible segment capital, a non-GAAP measure.
(O)	See Appendix IV for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company’s rationale for presenting net interest yield on Card Member loans.
(P)	Global Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.
(Q)	Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders’ equity, respectively.
(R)	Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders’ equity, a non-GAAP measure, excludes from average total shareholders’ equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.
(S)	Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital. Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles. The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.
(T)	Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company’s Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company’s Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.
(U)	Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.
(V)	This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.
(W)	Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.
(X)	Revenue net of interest expense and total expenses on an FX adjusted basis are a non-GAAP measures. FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes Q3’14 foreign exchange rates apply to Q3’13 results). The Company’s calculations of non-GAAP measures may differ from the calculations of similarly titled measures of other companies.